WESTFIELD FINANCIAL, INC. 8-K

Exhibit 99.1

For further information contact: James C. Hagan, President & CEO Leo R. Sagan, Jr., CFO Meghan Hibner, VP Investor Relations Officer 413-568-1911

WESTFIELD FINANCIAL, INC. REPORTS RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2014 AND DECLARES QUARTERLY DIVIDEND

Loan growth continues to be strong at 13.7% year-over-year

Westfield, Massachusetts, January 30, 2015: Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.7 million, or $0.09 per diluted share, for the quarter ended December 31, 2014, compared to $1.8 million, or $0.09 per diluted share, for the quarter ended December 31, 2013. For the year ended December 31, 2014, net income was $6.2 million, or $0.34 per diluted share, compared to $6.8 million, or $0.34 per diluted share, for the same period in 2013.

As a result of the significant loan growth experienced by the Bank over the past four quarters, both the three months and year ended December 31, 2014 included an expense for the provision for loan losses of $275,000 and $1.6 million, respectively. Whereas the three months ended December 31, 2013 included a provision for loan losses of $120,000, the full year ended December 31, 2013 included a credit for loan losses of $256,000 resulting from improved credit quality. In the 2014 periods, the increase to the provision for loan losses reflects significant loan growth and stabilized credit quality.

As the increase in the loan loss provision is largely a result of favorable loan growth, yet the impact is negative to current period earnings, the Company feels that pretax, pre-provision (“PTPP”) net income, exclusive of securities gains and other infrequent items (“adjusted PTPP net income”), is an appropriate measure that reflects the improvement being made in the Company’s core franchise. A reconciliation of adjusted PTPP net income to GAAP pretax net income is provided in the financial table at the end of this press release. The Company recorded $2.4 million of adjusted PTPP net income for the fourth quarter of 2014, an increase of 13.3% over $2.1 million for the fourth quarter of 2013. For the year ended December 31, 2014, adjusted PTPP net income was $9.3 million, an increase of 15.5% over $8.1 million for the same period in 2013.

Selected financial highlights for fourth quarter 2014 include:

  Total loans increased $87.3 million, or 13.7%, to $724.7 million at December 31, 2014 compared to $637.4 million at December 31, 2013. This was primarily due to increases in residential loans of $43.6 million, commercial and industrial loans of $30.1 million and commercial real estate loans of $13.9 million. On a sequential-quarter basis, total loans increased $5.1 million, or 0.7%, to $724.7 million for the fourth quarter of 2014. This was due to an increase in residential loans of $13.3 million, offset by a decrease in commercial real estate loans of $8.8 million due to a single payoff of $11.0 million on a commercial real estate loan during the fourth quarter 2014 that represented short-term construction financing.

  Securities declined $45.0 million, or 8.1%, to $508.8 million at December 31, 2014, compared to $553.8 million at December 31, 2013. On a sequential-quarter basis, securities decreased by $2.1 million, or 0.4%, at December 31, 2014, compared to $510.9 million at September 30, 2014.

  Net interest and dividend income increased $271,000 to $7.9 million for the quarter ended December 31, 2014 compared to $7.6 million for the comparable 2013 period. On a sequential-quarter basis, net interest and dividend income increased $44,000 for the quarter ended December 31, 2014, compared to the quarter ended September 30, 2014.

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  The net interest margin for the quarter ended December 31, 2014 decreased 1 basis point to 2.56%, as compared to 2.57% for the fourth quarter of 2013. On a sequential-quarter basis, the net interest margin decreased 2 basis points for the quarter ended December 31, 2014 compared to the quarter ended September 30, 2014.

  Non-interest expense was $6.5 million for both the quarters ended December 31, 2014 and December 31, 2013. On a sequential-quarter basis, noninterest expense increased by $148,000 for the quarter ended December 31, 2014, compared to $6.3 million for the quarter ended September 30, 2014. The efficiency ratio, excluding non-core items, was 72.9% for the fourth quarter of 2014, compared to 75.3% for the same period in 2013.

President and CEO, James C. Hagan stated, “During 2014, we successfully executed several strategic initiatives.  We have improved our balance sheet mix with loan growth of 13.7% year-over-year, while decreasing our securities portfolio. In addition, we introduced wealth management services, which is a new source of fee income for the Bank, and also carefully managed non-interest expenses, which resulted in significant improvement in our efficiency ratio in 2014. Our outlook remains positive for continued loan growth as we start 2015.”

Hagan continued, “We are excited about our newest branch in Enfield, Connecticut, which opened in November 2014. The northern Connecticut market has been very receptive to Westfield Bank. The Enfield branch along with our location in Granby, CT, which opened in June 2013, have combined deposits of over $20.0 million. The Enfield branch, along with relocating a commercial loan team to downtown Springfield, Massachusetts, provides proximity to the I-91 corridor and better access to the borrowers and centers of influence in the greater-Springfield area and northern Connecticut.”

Additional Income Statement Discussion

Net interest and dividend income was $7.9 million for the quarter ended December 31, 2014 and $7.6 million for the quarter ended December 31, 2013. The net interest margin decreased 1 basis point to 2.56% for the quarter ended December 31, 2014, compared to 2.57% for the quarter ended December 31, 2013.

Net interest and dividend income increased $327,000 to $31.1 million for the year ended December 31, 2014, as compared to $30.7 million for the same period in 2013. The net interest margin for the year ended December 31, 2014 increased 2 basis points to 2.60%, as compared to 2.58% for the same period in 2013. The cost of average interest-bearing liabilities decreased 5 basis points, partially offset by a decrease of 2 basis points in the yield on average interest-earning assets.

Non-interest income decreased $266,000 to $1.1 million for the quarter ended December 31, 2014, compared to $1.3 million for the same period in 2013. The fourth quarter of 2014 included net gains on sales of securities of $44,000, whereas the fourth quarter of 2013 included securities gains of $330,000.

Non-interest expense was $6.5 million for the fourth quarters in both 2014 and 2013. Non-interest expense decreased $733,000 to $25.9 million from $26.6 million for the year ended December 31, 2014, compared to the same period in 2013, primarily driven by a $749,000 decrease in salaries and benefits. The efficiency ratio, excluding non-core items, was 73.6% and 76.8% for the years ended December 31, 2014 and 2013, respectively.

Additional Balance Sheet Discussion

Total deposits increased $17.1 million, or 2.1%, to $834.2 million at December 31, 2014, compared to $817.1 million at December 31, 2013. This was primarily due to increases in money market accounts of $22.8 million and term accounts of $16.3 million, partially offset by a decrease in checking accounts of $15.8 million and regular savings accounts of $6.2 million. On a consecutive quarter basis, total deposits increased $5.4 million, or 0.7%, to $834.2 million at December 31, 2014, compared to $828.8 million at September 30, 2014. In addition, short-term borrowings and long term debt increased $30.0 million to $326.5 million at December 31, 2014, compared to $296.5 million at December 31, 2013.  This was primarily due to an increase in borrowings from the Federal Home Loan Bank.

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Shareholders’ equity was $142.5 million at December 31, 2014 and $144.3 million at September 30, 2014, which represented 10.8% and 11.0% of total assets, respectively. The decrease in shareholders’ equity during the quarter reflects the a decrease in accumulated other comprehensive income of $2.4 million, the repurchase of 87,933 shares of common stock for $632,000 (an average price of $7.18 per share) and the payment of a quarterly dividend of $530,000. This was offset by net income of $1.7 million for the quarter ended December 31, 2014.

On March 13, 2014, the Company announced a repurchase program under which it may repurchase up to 1,970,000 shares, or 10% of its outstanding common stock. At December 31, 2014, there were 999,460 shares remaining under this repurchase program.

Credit Quality

The allowance for loan losses was $7.9 million at December 31, 2014, $7.7 million at September 30, 2014 and $7.5 million at December 31, 2013, representing 1.10%, 1.07% and 1.17% of total loans, respectively. This represents 90.0%, 86.8% and 288.4% of nonperforming loans at December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
	(In thousands)

Balance, beginning of period	$7,695	$8,017	$7,311
Provision	275	750	120
Charge-offs	(35)	(1,076)	(5)
Recoveries	13	4	33
Balance, end of period	$7,948	$7,695	$7,459

Nonperforming loans were $8.8 million and $8.9 million, representing 1.22% and 1.23% of total loans at December 31, 2014 and September 30, 2014, respectively. Loans delinquent 30 – 89 days decreased $433,000 to $3.8 million at December 31, 2014 from $4.3 million at September 30, 2014. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

The Board of Directors approved the declaration of a quarterly cash dividend of $0.03 per share. The dividend is payable on February 27, 2015 to all shareholders of record on February 13, 2015.

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 12 banking offices located in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut.  To learn more, visit our website at www.westfieldbank.com.

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Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Non-GAAP Financial Measures

This press release and the reconciliation table included herein include a non-GAAP financial measure for adjusted net income. A description of the adjusted calculation and reconciliation to the comparable GAAP financial measures is provided in the following table titled “Reconciliation of Adjusted Net Income to GAAP Pretax Net Income.” Company management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. Company management believes the non-GAAP information is useful for investors by offering the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect the Company. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME TO GAAP PRETAX NET INCOME - UNAUDITED
(Dollars in thousands)

	Quarter Ended			Year Ended
	December 31,			December 31,
	2014	2013	Change	2014	2013	Change

Income before income taxes	$2,184	$2,342		$8,044	$8,627
Add back: provision (credit) for loan losses	275	120		1,575	(256)
Pretax, pre-provision net income	2,459	2,462		9,619	8,371

Adjust for infrequent items:
Gains on sales of securities, net	(44)	(330)		(320)	(3,126)
Loss on prepayment of borrowings	—	—		—	3,370
Gain on bank-owned life insurance death benefit	—	—		—	(563)

Adjusted pretax, pre-provision net income	$2,415	$2,132	13.3%	$9,299	$8,052	15.5%
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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Other Data

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2014	2014	2014	2014	2013	2014	2013
INTEREST AND DIVIDEND INCOME:
Loans	$7,331	$7,135	$6,821	$6,557	$6,458	$27,843	$25,408
Securities	3,079	3,147	3,256	3,406	3,594	12,889	15,521
Other investments - at cost	59	59	63	65	33	246	93
Federal funds sold, interest-bearing deposits and other short-term investments	2	2	3	6	4	13	9
Total interest and dividend income	10,471	10,343	10,143	10,034	10,089	40,991	41,031

INTEREST EXPENSE:
Deposits	1,300	1,298	1,288	1,291	1,358	5,177	5,525
Long-term debt	1,119	1,125	1,071	1,011	1,051	4,326	4,591
Short-term borrowings	174	86	83	77	73	420	174
Total interest expense	2,593	2,509	2,442	2,379	2,482	9,923	10,290

Net interest and dividend income	7,878	7,834	7,701	7,655	7,607	31,068	30,741

(CREDIT) PROVISION FOR LOAN LOSSES	275	750	450	100	120	1,575	(256)

Net interest and dividend income after provision for loan losses	7,603	7,084	7,251	7,555	7,487	29,493	30,997

NONINTEREST INCOME:
Service charges and fees	659	655	632	670	625	2,617	2,404
Income from bank-owned life insurance	374	384	386	379	388	1,523	1,549
Gain on bank-owned life insurance death benefit	—	—	—	—	—	—	563
Loss on prepayment of borrowings	—	—	—	—	—	—	(3,370)
Gain on sales of securities, net	44	226	21	29	330	320	3,126
Total noninterest income	1,077	1,265	1,039	1,078	1,343	4,460	4,272

NONINTEREST EXPENSE:
Salaries and employees benefits	3,643	3,623	3,665	3,778	3,774	14,709	15,458
Occupancy	821	743	751	761	731	3,076	2,898
Data processing	616	600	610	515	586	2,341	2,340
Professional fees	447	495	483	512	497	1,936	2,033
FDIC insurance	205	166	177	165	162	713	655
Other	764	721	845	803	738	3,134	3,258
Total noninterest expense	6,496	6,348	6,531	6,534	6,488	25,909	26,642

INCOME BEFORE INCOME TAXES	2,184	2,001	1,759	2,099	2,342	8,044	8,627

INCOME TAX PROVISION	523	491	417	451	533	1,882	1,871
NET INCOME	$1,661	$1,510	$1,342	$1,648	$1,809	$6,162	$6,756

Basic earnings per share	$0.09	$0.08	$0.07	$0.09	$0.09	$0.34	$0.34
Weighted average shares outstanding	17,718,143	17,910,223	18,308,828	18,812,795	19,379,466	18,183,739	20,079,251
Diluted earnings per share	$0.09	$0.08	$0.07	$0.09	$0.09	$0.34	$0.34
Weighted average diluted shares outstanding	17,718,143	17,910,223	18,308,828	18,812,795	19,379,466	18,183,739	20,079,265

Other Data:
Return on average assets (1)	0.50%	0.46%	0.42%	0.52%	0.57%	0.48%	0.53%
Return on average equity (1)	4.57%	4.12%	3.64%	4.38%	4.61%	4.18%	4.04%
Efficiency ratio (2)	72.90	71.54	74.91	75.07	75.27	73.59	76.79
Net interest margin	2.56%	2.58%	2.61%	2.63%	2.57%	2.60%	2.58%

(1) Three month results have been annualized.
(2) The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.
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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2013	2013
Cash and cash equivalents	$18,785	$14,429	$39,362	$21,370	$19,742
Securities available for sale, at fair value	215,750	212,460	192,754	233,899	243,204
Securities held to maturity, at cost	278,080	283,684	288,199	292,019	295,013
Federal Home Loan Bank of Boston and other restricted stock - at cost	14,934	14,720	15,056	15,631	15,631

Loans	724,686	719,555	686,068	648,240	637,427
Allowance for loan losses	7,948	7,695	8,017	7,567	7,459
Net loans	716,738	711,860	678,051	640,673	629,968

Bank-owned life insurance	48,703	48,329	47,945	47,558	47,179
Other assets	27,106	25,699	24,951	23,866	26,104
TOTAL ASSETS	$1,320,096	$1,311,181	$1,286,318	$1,275,016	$1,276,841

Total deposits	$834,218	$828,785	$818,590	$806,695	$817,112
Short-term borrowings	93,997	78,685	59,751	58,460	48,197
Long-term debt	232,479	246,804	248,760	248,568	248,377
Securities pending settlement	—	137	67	195	299
Other liabilities	16,859	12,464	12,185	9,512	8,712
TOTAL LIABILITIES	1,177,553	1,166,875	1,139,353	1,123,430	1,122,697

TOTAL SHAREHOLDERS' EQUITY	142,543	144,306	146,965	151,586	154,144

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,320,096	$1,311,181	$1,286,318	$1,275,016	$1,276,841

Book value per share	$7.61	$7.67	$7.67	$7.66	$7.65

Other Data:
30- 89 day delinquent loans	$3,821	$4,254	$5,539	$5,382	$3,459
Nonperforming loans	8,830	8,867	3,225	3,095	2,586
Nonperforming loans as a percentage of total loans	1.22%	1.23%	0.47%	0.48%	0.41%
Nonperforming assets as a percentage of total assets	0.67%	0.68%	0.25%	0.24%	0.20%
Allowance for loan losses as a percentage of nonperforming loans	90.01%	86.78%	248.59%	244.49%	288.44%
Allowance for loan losses as a percentage of total loans	1.10%	1.07%	1.17%	1.17%	1.17%

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The following tables set forth the information relating to our average balances and net interest income for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, and the year ended December 31, 2014 and 2013, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average		Avg Yield/	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$721,528	$7,363	4.08%	$703,736	$7,170	4.08%	$619,240	$6,495	4.20%
Securities(2)	494,519	3,181	2.57	492,948	3,245	2.63	541,370	3,719	2.75
Other investments - at cost	16,202	59	1.46	16,129	59	1.46	17,537	19	0.43
Short-term investments(3)	9,721	2	0.08	12,399	2	0.06	18,383	4	0.09
Total interest-earning assets	1,241,970	10,605	3.42	1,225,212	10,476	3.42	1,196,530	10,237	3.42
Total noninterest-earning assets	75,286			72,984			73,528
Total assets	$1,317,256			$1,298,196			$1,270,058

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing accounts	$38,138	22	0.23	$38,889	22	0.23	$44,521	29	0.26
Savings accounts	75,928	20	0.11	78,860	20	0.10	82,535	21	0.10
Money market accounts	233,582	220	0.38	227,554	225	0.40	207,801	199	0.38
Time certificates of deposit	348,928	1,038	1.19	342,281	1,031	1.20	338,272	1,109	1.31
Total interest-bearing deposits	696,576	1,300		687,584	1,298		673,129	1,358
Short-term borrowings and long-term debt	324,394	1,293	1.59	318,357	1,211	1.52	304,403	1,124	1.48
Interest-bearing liabilities	1,020,970	2,593	1.02	1,005,941	2,509	1.00	977,532	2,482	1.02
Noninterest-bearing deposits	138,311			133,817			125,959
Other noninterest-bearing liabilities	13,802			13,139			10,762
Total noninterest-bearing liabilities	152,113			146,956			136,721

Total liabilities	1,173,083			1,152,897			1,114,253
Total equity	144,173			145,299			155,805
Total liabilities and equity	$1,317,256			$1,298,196			$1,270,058
Less: Tax-equivalent adjustment(2)		(134)			(133)			(148)
Net interest and dividend income		$7,878			$7,834			$7,607
Net interest rate spread(4)			2.40%			2.42%			2.40%
Net interest margin(5)			2.56%			2.58%			2.57%
Ratio of average interest-earning
assets to average interest-bearing liabilities			121.65			121.80			122.40

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	Year Ended December 31,
	2014			2013
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$683,064	$27,989	4.10%	$604,732	$25,558	4.23%
Securities(2)	504,532	13,299	2.64	584,029	16,027	2.74
Other investments - at cost	16,597	246	1.48	17,258	93	0.54
Short-term investments(3)	13,749	13	0.09	9,790	9	0.09
Total interest-earning assets	1,217,942	41,547	3.41	1,215,809	41,687	3.43
Total noninterest-earning assets	73,334			69,753

Total assets	$1,291,276			$1,285,562

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking	$40,412	99	0.24	$46,982	134	0.29
Savings accounts	79,086	80	0.10	87,535	119	0.14
Money market accounts	221,391	846	0.38	196,265	763	0.39
Time certificates of deposit	343,190	4,152	1.21	330,510	4,509	1.36
Total interest-bearing deposits	684,079	5,177		661,292	5,525
Short-term borrowings and long-term debt	315,089	4,746	1.51	327,783	4,765	1.45
Interest-bearing liabilities	999,168	9,923	0.99	989,075	10,290	1.04
Noninterest-bearing deposits	132,923			118,749
Other noninterest-bearing liabilities	11,692			10,373
Total noninterest-bearing liabilities	144,615			129,122

Total liabilities	1,143,783			1,118,197
Total equity	147,493			167,365
Total liabilities and equity	$1,291,276			$1,285,562
Less: Tax-equivalent adjustment(2)		(556)			(656)
Net interest and dividend income		$31,068			$30,741
Net interest rate spread(4)			2.42%			2.39%
Net interest margin(5)			2.60%			2.58%
Ratio of average interest-earning
assets to average interest-bearing liabilities		121.90			122.92

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

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